SUB-ITEM 77Q1(e):

The amended Exhibit A to the Investment Advisory
Agreement dated February 7, 2008 between
Registrant and Aberdeen Asset Management Inc.
("AAMI"), the Exhibit A to the Subadvisory
Agreement among AAMI, the Registrant and Aberdeen Asset Management Asia Limited, and the amended Exhibit A to the Subadvisory Agreement among Aberdeen Asset Management Inc, the
Registrant and Aberdeen Asset Managers Limited are hereby incorporated by reference to Exhibit
(d)(1)(a), Exhibit (d)(3)(a) and Exhibit (d)(4)(a), respectively, to Registrant's Post-Effective
Amendment No. 75 filed with the Securities and Exchange Commission on August 15, 2016 (SEC
Accession No. 0001104659-16-139760).